NONPUBLIC//FDIC BUSINESS
Exhibit 10.1
TERMINATION AGREEMENT
This TERMINATION AGREEMENT (this “Agreement”), is made and entered into as of April 7, 2025, by and between the FEDERAL DEPOSIT INSURANCE CORPORATION (the “FDIC”), RECEIVER OF SILICON VALLEY BRIDGE BANK, NATIONAL ASSOCIATION, SANTA CLARA, CALIFORNIA, (the “Receiver”), and FIRST-CITIZENS BANK & TRUST COMPANY, organized under the laws of the State of North Carolina and having its principal place of business in Raleigh, North Carolina (the “Assuming Institution”).
RECITALS
A.The Receiver, the Assuming Institution, and the FDIC acting in its corporate capacity entered into a Purchase and Assumption Agreement, dated March 27, 2023 (the “P&A Agreement”), with respect to certain assets and liabilities of Silicon Valley Bridge Bank (the “Failed Bank”).
B.Pursuant to and as of the date of the P&A Agreement, the Receiver and the Assuming Institution entered into a Commercial Shared-Loss Agreement (the “CSLA”); capitalized terms used but not defined herein have the respective meanings assigned to such terms in the CSLA.
C.In connection with the P&A Agreement and the CSLA, the Receiver provided the Assuming Institution with secured financing pursuant to, among other agreements, (i) a Custodial and Paying Agency Agreement dated as of March 27, 2023 (the “CPAA”), among the Assuming Institution, as Company and as Custodian, the Receiver, as Notes Designee (in such capacity, the “Notes Designee”) and as Collateral Agent (in such capacity, the “Collateral Agent”), and U.S. Bank Trust Company, National Association, as Paying Agent, and (ii) a Security Agreement dated as of March 27, 2023 (the “Security Agreement”), among the Assuming Institution, the Notes Designee and the Collateral Agent.
D.The Receiver and the Assuming Institution now desire to terminate the CSLA.
NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:
ARTICLE I
TERMINATION
All rights and obligations of the Receiver and the Assuming Institution pursuant to the CSLA are terminated as of the date hereof immediately upon execution of this Agreement by the parties hereto. For the avoidance of doubt, the Receiver and the Assuming Institution hereby agree that (i) no payments or other obligations are due or outstanding by either party under the CSLA as of the date hereof, (ii) upon the execution of this Agreement, the CSLA shall cease to have any further force or effect, and (iii) neither party shall be entitled to receive any further payments under the CSLA on or after the date hereof.

NONPUBLIC//FDIC BUSINESS
Exhibit 10.1
It is further understood and agreed that:
(a)termination of the CSLA pursuant to this Agreement shall not by itself constitute a Default (as defined in the CPAA) or Event of Default (as defined in the CPAA), including under Sections 4.1(k) and 4.1(l) of the Security Agreement (and, with respect to such Section 4.1(k), without any requirement for the Assuming Institution to prepay the Purchase Money Note (as defined in the CPAA) in connection with the termination of the CSLA hereunder);
(b)each term defined in the PA Financing Transaction Documents (as defined in the CPAA) by reference to a term defined in the CSLA shall be deemed to have the same meaning immediately following the termination of the CSLA hereunder as it had immediately prior to such termination;
(c)neither the termination of the CSLA nor anything else contemplated by this Agreement shall reduce or diminish (or have the effect of reducing or diminishing) the Collateral (as defined in the CPAA) or constitute a release of any Collateral (as defined in the CPAA); and
(d)no Shared-Loss Loan or Shared-Loss Asset (as defined in the CSLA immediately prior to termination hereunder) shall cease to be a “Loan” or “Acquired Property” for purposes of the PA Financing Transaction Documents solely as a result of the termination of the CSLA.
The Assuming Institution and the Receiver each agree that, as and to the extent requested by the other party (in any of the capacities in which it may be a party to any PA Financing Transaction Document), it will work cooperatively and in good faith with the other party to amend any or all of the PA Financing Transaction Documents to further effectuate, implement, document and/or clarify the matters set forth above.
ARTICLE II REPRESENTATIONS AND WARRANTIES
The Assuming Institution represents and warrants to the Receiver as follows:
(a)The Assuming Institution (i) is duly organized, validly existing, and in good standing under the laws of its chartering authority and has full power and authority to own and operate its properties and to conduct its business as now conducted by it, and (ii) has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
(b)The Assuming Institution has taken all necessary corporate (or other applicable governance) action to authorize the execution, delivery, and performance of this Agreement and the performance of the transactions contemplated by this Agreement.
(c)This Agreement has been duly executed and delivered by the Assuming Institution and when this Agreement has been duly authorized, executed and delivered by the Receiver, this Agreement will constitute the legal, valid and binding obligation of the Assuming Institution, enforceable in accordance with its terms.

NONPUBLIC//FDIC BUSINESS
Exhibit 10.1
(d)No governmental authority or other third-party consents (including approvals, licenses, registrations, or declarations) are required in connection with the execution, delivery, or performance by the Assuming Institution of this Agreement, other than the consents that have been duly obtained and are in full force and effect.
(e)Neither the Assuming Institution nor any of its Subsidiaries is in violation of any statute, regulation, order, decision, judgment, or decree of, or any restriction imposed by, the United States of America, any state, municipality, or other political subdivision or any agency of any of the foregoing, or any court or other tribunal having jurisdiction over the Assuming Institution or any of its Subsidiaries or any assets of that Person, or any foreign government or agency thereof having that jurisdiction, with respect to the conduct of the business of the Assuming Institution or of any of its Subsidiaries, or the ownership of the properties of the Assuming Institution or any of its Subsidiaries, that, either individually or in the aggregate with all other violations, would materially and adversely affect the business, operations or condition (financial or otherwise) of the Assuming Institution or the ability of the Assuming Institution to perform, satisfy or observe any obligation or condition under this Agreement.
(f)Neither the execution and delivery nor the performance by the Assuming Institution of this Agreement will result in any violation by the Assuming Institution of, or be in conflict with, any provision of any applicable law or regulation, or any order, writ or decree of any court or governmental authority.
(g)No Event of Default (as defined in the CPAA) or Borrowing Base Shortfall (as defined in the CPAA) exists both immediately before and immediately after giving effect to the termination of the CSLA hereunder.
ARTICLE III
MISCELLANEOUS
The provisions of Article 6 (Miscellaneous) of the CSLA are hereby incorporated by reference into this Agreement mutatis mutandis.

[Signature Page Follows]

NONPUBLIC//FDIC BUSINESS
Exhibit 10.1
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FEDERAL DEPOSIT INSURANCE CORPORATION,
RECEIVER OF SILICON VALLEY BRIDGE BANK,
INDIVIDUALLY, AS NOTES DESIGNEE, AND AS COLLATERAL AGENT

BY: /s/ Alale Allal     NAME: Alale Allal
TITLE: Chief, Risk Share Asset Management

FIRST-CITIZENS BANK & TRUST COMPANY

BY: /s/ Jeff Ward     NAME: Jeff Ward
TITLE: Chief Strategy Officer